CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

7 ½% CONVERTIBLE SERIES A PREFERRED STOCK

of

CB SCIENTIFIC, INC.

(Pursuant to the requirements of ORS 60.131, 60.137 Sections of the Oregon Private Corporations Law)

CB SCIENTIFIC, INC., a corporation organized and existing under the laws of the State of Oregon (the “Company”), hereby certifies that the Board of Directors of the Company (the “Board of Directors”), pursuant to authority of the Board of Directors as subject to the requirements of ORS 60.131, 60.137 Sections of the Oregon Private Corporations Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Company’s previously authorized Preferred Stock, par value $.001 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

1.      Designation and Rank. The designation of such series of the Preferred Stock shall be the Series A Convertible Preferred Stock, par value $.001 per share (the “SERIES A PREFERRED STOCK”). The maximum number of shares of SERIES A PREFERRED STOCK shall be 10,000,000 shares. The SERIES A PREFERRED STOCK shall rank on a parity with the common stock, par value $.001 per share (the “Common Stock”), and shall rank senior to all other classes and series of equity securities of the Company that by their terms do not rank senior to the SERIES A PREFERRED STOCK (“Junior Stock”). Dividends. Whenever the Board of Directors declares a dividend on the Common Stock each holder of record of a share of SERIES A PREFERRED STOCK, or any fraction of a share of SERIES A PREFERRED STOCK, on the date set by the Board of Directors to determine the owners of the Common Stock of record entitled to receive such dividend (the “Record Date”) shall be entitled to receive, out of any assets at the time legally available therefore, an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share, or such fraction of a share, of SERIES A PREFERRED STOCK could be converted on the Record Date. 3. Voting Rights.

(a) Class Voting Rights. The SERIES A PREFERRED STOCK shall have the following class voting rights. So long as any shares of the SERIES A PREFERRED STOCK remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least sixty-seven percent (67%) of the shares of the SERIES A PREFERRED STOCK outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the SERIES A PREFERRED STOCK vote separately as a class: (i) amend, alter or repeal the provisions of the SERIES A PREFERRED STOCK so as to adversely affect any right, preference, privilege or voting power of the SERIES A PREFERRED STOCK; or (ii) effect any distribution with respect to Junior Stock or Common Stock, except that the Company may effect a distribution on the Common Stock if the Company makes a like kind distribution on each share, or fraction of a share, of SERIES A PREFERRED STOCK in an amount equal to the distribution on one share of Common Stock multiplied by the number of shares of Common Stock into which such one share, or such fraction of a share, of SERIES A PREFERRED STOCK can be converted at the time of such distribution (without giving effect to Section 7 hereof).

(b) General Voting Rights. The SERIES A PREFERRED STOCK shall be entitled to vote separately as a class pursuant to Section 3(a) above and as otherwise required by Oregon law. Further, the SERIES A PREFERRED STOCK shall be entitled to vote together with the Common Stock, as a single class, on all matters submitted to a vote of the Company’s Common Stock holders on as as-converted to Common Stock basis, giving effect to the limitations on conversion set forth in Section 7 hereof. For the avoidance of doubt, it is understood that a holder of SERIES A PREFERRED STOCK may not, absent waiver of the relevant provisions of Section 7, vote such holder’s shares of Preferred Stock on an as-converted basis with the Common Stock in excess of the beneficial ownership limitations set forth in Section 7. The Common Stock into which the SERIES A PREFERRED STOCK is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

4. Liquidation Preference.

(a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the SERIES A PREFERRED STOCK then outstanding shall participate in any such liquidation, dissolution or winding up of the Company on a parity basis with the Common Stock, on an as-if converted basis (without giving effect to the limitations set forth in Section 7 hereof).

(b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, or other acquisition type transaction shall be, at the election of a majority of the holders of the SERIES A PREFERRED STOCK, deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation that is not treated as a liquidation pursuant to this Section 4(b), the SERIES A PREFERRED STOCK shall

(c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the SERIES A PREFERRED STOCK at their respective addresses as the same shall appear on the books of the Company.

5. Conversion. The holder of SERIES A PREFERRED STOCK shall have the following conversion rights (the “Conversion Rights”):

(a) Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of SERIES A PREFERRED STOCK may, at such holder’s option, subject to the limitations set forth in Section 7 herein, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of SERIES A PREFERRED STOCK held by such person into a number of fully paid and nonassessable shares of Common Stock at a conversion rate of One Thousand (1,000) shares of Common Stock for each share of Preferred Stock (subject to adjustments set forth in Section 7(e) herein, the “Conversion Rate”). The Company shall keep written records of the conversion of the shares of SERIES A PREFERRED STOCK converted by each holder. A holder shall be required to deliver the original certificates representing the shares of SERIES A PREFERRED STOCK upon any conversion of the SERIES A PREFERRED STOCK as provided in Section 5(b) below.

(b) Mechanics of Voluntary Conversion. The Voluntary Conversion of SERIES A PREFERRED STOCK shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert SERIES A PREFERRED STOCK into full shares of Common Stock on any date (the “Voluntary Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to

5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”), to the Company, and (B) with respect to the conversion of shares of SERIES A PREFERRED STOCK held by any holder, such holder shall surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date, but in no event later than five (5) business days after such date, the original certificates representing the shares of SERIES A PREFERRED STOCK being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).

(ii) Company’s Response. If the Voluntary Conversion Date is after the Registration Date, upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within five (5) business days following the date of receipt by the Company of the certificate representing the shares of SERIES A PREFERRED STOCK being converted, (x) issue and deliver to the Depository Trust Company (“DTC”) account on the holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, and (y) if the certificate so surrendered represents more shares of SERIES A PREFERRED STOCK than those being converted, issue and deliver to the holder a new certificate for such number of shares of SERIES A PREFERRED STOCK represented by the surrendered certificate which were not converted. If the Voluntary Conversion Date is prior to the Registration Date, the Company may issue certificates for the number of shares of Common Stock to which the holder is entitled which shares shall bear restrictive legends unless the holder provides reasonable assurances and representations to the Company and its legal counsel, together with an acceptable opinion of counsel to the holder, that such shares of Common Stock can be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or another exemption from the registration requirements thereunder.

(iii) Intentionally Omitted.

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the SERIES A PREFERRED STOCK shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company's Failure to Timely Convert. Subject to Section 7 hereof, if within five (5) business days of the Company's receipt of the Conversion Notice (the “Share Delivery Period”) the Company shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the SERIES A PREFERRED STOCK (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue hereunder, the Company shall pay additional damages to such holder on each business day after such fifth (5th) business day that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and (B) the closing bid price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

(c) Intentionally Omitted.

(d) Intentionally Omitted.

(e) Adjustments of Conversion Rate.

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Rate shall be proportionately increased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Rate shall be proportionately decreased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs. For purposes of clarity, the Conversion Rate set forth herein on the date of filing (the “Filing Date”) of this Certificate of Designation, Rights and Preferences (this “Certificate of Designation”) reflects the one for _____ reverse split of the Common Stock effectuated on the Filing Date and no further adjustment in the Conversion Rate shall be made with respect to such reverse split of the Common Stock.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Rate shall be increased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the Conversion Rate then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately after such issuance on the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall, at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Rate shall be made and provision shall be made (by adjustments of the Conversion Rate or otherwise) so that the holders of SERIES A PREFERRED STOCK shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their SERIES A PREFERRED STOCK been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the SERIES A PREFERRED STOCK.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the SERIES A PREFERRED STOCK at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Rate shall be made and provisions shall be made so that the holder of each share of SERIES A PREFERRED STOCK shall have the right thereafter to convert such share of SERIES A PREFERRED STOCK into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of SERIES A PREFERRED STOCK might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Rate shall be made and provision shall be made so that the holder of each share of SERIES A PREFERRED STOCK shall have the right thereafter to convert such share of SERIES A PREFERRED STOCK into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from the Organic Change which the holder of such share of SERIES A PREFERRED STOCK would have received if such share of SERIES A PREFERRED STOCK had been converted prior to such Organic Change.

(vi) Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the SERIES A PREFERRED STOCK against impairment. In the event a holder shall elect to convert any shares of SERIES A PREFERRED STOCK as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, on notice, restraining and/or enjoining conversion of all or of said shares of SERIES A PREFERRED STOCK shall have been issued.

(g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate or number of shares of Common Stock issuable upon conversion of the SERIES A PREFERRED STOCK pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such SERIES A PREFERRED STOCK a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected SERIES A PREFERRED STOCK, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Rate in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such SERIES A PREFERRED STOCK. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of SERIES A PREFERRED STOCK pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following (x) being mailed by certified or registered mail, postage prepaid, return-receipt requested, or (y) delivered to an express mail delivery service such as Federal Express, with written receipt by the addressee required, in either case addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of SERIES A PREFERRED STOCK at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of SERIES A PREFERRED STOCK at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the SERIES A PREFERRED STOCK. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company, at its option, shall (i) pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date, or (ii) issue one whole share of Common Stock to the holder.

(k) Reservation of Common Stock. The Company shall, so long as any shares of SERIES A PREFERRED STOCK are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the SERIES A PREFERRED STOCK, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the SERIES A PREFERRED STOCK then outstanding (without giving effect to the limitations set forth in Section 7 hereof).

(l) Retirement of SERIES A PREFERRED STOCK. Conversion of SERIES A PREFERRED STOCK shall be deemed to have been effected on the applicable Voluntary Conversion Date. The Company shall keep written records of the conversion of the shares of SERIES A PREFERRED STOCK converted by each holder. A holder shall be required to deliver the original certificates representing the shares of

SERIES A PREFERRED STOCK upon any conversion of the SERIES A PREFERRED STOCK represented by such certificates.

(m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of SERIES A PREFERRED STOCK require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6. No Redemption Rights. Except as provided in Section 5 neither the Company nor the holder has the right to have the Company redeem the SERIES A PREFERRED STOCK.

7. Conversion Restriction.

(a) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, upon and after the Registration Date (as defined below), at no time may a holder of shares of SERIES A PREFERRED STOCK convert shares of the SERIES A PREFERRED STOCK if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of SERIES A PREFERRED STOCK providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the “Waiver Notice”) that such holder would like to waive Section 7(a) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of SERIES A PREFERRED STOCK, this Section 7(a) shall be of no force or effect with regard to those shares of SERIES A PREFERRED STOCK referenced in the Waiver Notice.

(b) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, upon and after the Registration Date, at no time may a holder of shares of SERIES A PREFERRED STOCK convert shares of the SERIES A PREFERRED STOCK if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of SERIES A PREFERRED STOCK providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) that such holder would like to waive Section 7(b) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of

(c) “Registration Date” means the date on which the Common Stock is registered under Section 12(b) or Section 12(g) of the Exchange Act or the Company shall have any obligation to file periodic reports under Section 15(d) of the Exchange Act.

8. Inability to Fully Convert.

(a) Holder’s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Conversion Notice, subject to Section 7 hereof, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, from issuing all of the Common Stock which is to be issued to a holder of SERIES A PREFERRED STOCK pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder’s Conversion Notice and with respect to the unconverted SERIES A PREFERRED STOCK (the

“Unconverted Preferred Stock”) the holder, solely at such holder’s option, can elect, at any time after receipt of notice from the Company that there is Unconverted Preferred Stock, to void the holder’s Conversion Notice as to the number of shares of Common Stock the Company is unable to issue and retain or have returned, as the case may be, the certificates for the shares of the Unconverted Preferred Stock. In the event a Holder shall elect to convert any shares of SERIES A PREFERRED STOCK as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or any of said shares of SERIES A PREFERRED STOCK shall have issued.

(b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to a holder of SERIES A PREFERRED STOCK, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice and (ii) the number of shares of SERIES A PREFERRED STOCK which cannot be converted.

1.      Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-seven percent (67%) of the then outstanding shares of SERIES A PREFERRED STOCK, shall be required for any change to this Certificate of Designation or the Company’s Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the SERIES A PREFERRED STOCK.

2.      Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of SERIES A PREFERRED STOCK, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date.

3.      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the SERIES A PREFERRED STOCK and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the SERIES A PREFERRED STOCK shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

4.      Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

5.	Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of SERIES A PREFERRED STOCK in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

CB SCIENTIFIC, INC.

By: _______________________________ Name: Title:

EXHIBIT A CB SCIENTIFIC, INC. CONVERSION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights of the SERIES A PREFERRED STOCK of CB SCIENTIFIC, INC. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of SERIES A PREFERRED STOCK, par value $.001 per share (the “Preferred Shares”), of CB SCIENTIFIC, INC., a Oregoncorporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

The Common Stock have been sold: YES ____ NO____

Please confirm the following information:

Conversion Rate:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

CONVERTIBLE SERIES B PREFERRED STOCK

of

CB SCIENTIFIC, INC.

(Pursuant to the requirements of ORS 60.131, 60.137 Sections of the Oregon Private Corporations Law)

CB SCIENTIFIC, INC., a corporation organized and existing under the laws of the State of Oregon (the “Company”), hereby certifies that the Board of Directors of the Company (the “Board of Directors”), pursuant to authority of the Board of Directors as subject to the requirements of ORS 60.131, 60.137 Sections of the Oregon Private Corporations Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Company’s previously authorized Preferred Stock, par value $.001 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

Designation and Rank.

The designation of such series of the Preferred Stock shall be the Series B Convertible Preferred Stock, par value $.001 per share (the “SERIES B PREFERRED STOCK”). The maximum number of shares of SERIES B PREFERRED STOCK shall be 10,000,000 shares. The SERIES B PREFERRED STOCK shall rank on a parity with the common stock, par value $.001 per share (the “Common Stock”), and shall rank senior to all other classes and series of equity securities of the Company that by their terms do not rank senior to the SERIES B PREFERRED STOCK (“Junior Stock”). Dividends. Whenever the Board of Directors declares a dividend on the Common Stock each holder of record of a share of SERIES B PREFERRED STOCK, or any fraction of a share of SERIES B PREFERRED STOCK, on the date set by the Board of Directors to determine the owners of the Common Stock of record entitled to receive such dividend (the “Record Date”) shall be entitled to receive, out of any assets at the time legally available therefore, an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share, or such fraction of a share, of SERIES B PREFERRED STOCK could be converted on the Record Date. 3.

Voting Rights.

(a) Class Voting Rights. The SERIES B PREFERRED STOCK shall have the following class voting rights. So long as any shares of the SERIES B PREFERRED STOCK remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least sixty-seven percent (67%) of the shares of the SERIES B PREFERRED STOCK outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the SERIES B PREFERRED STOCK vote separately as a class: (i) amend, alter or repeal the provisions of the SERIES B PREFERRED STOCK so as to adversely affect any right, preference, privilege or voting power of the SERIES B PREFERRED STOCK; or (ii) effect any distribution with respect to Junior Stock or Common Stock, except that the Company may effect a distribution on the Common Stock if the Company makes a like kind distribution on each share, or fraction of a share, of SERIES B PREFERRED STOCK in an amount equal to the distribution on one share of Common Stock multiplied by the number of shares of Common Stock into which such one share, or such fraction of a share, of SERIES B PREFERRED STOCK can be converted at the time of such distribution (without giving effect to Section 7 hereof).

(b) General Voting Rights. The SERIES B PREFERRED STOCK shall be entitled to vote separately as a class pursuant to Section 3(a) above and as otherwise required by Oregon law. Further, the SERIES B PREFERRED STOCK shall be entitled to vote together with the Common Stock, as a single class, on all matters submitted to a vote of the Company’s Common Stock holders on as as-converted to Common Stock basis, giving effect to the limitations on conversion set forth in Section 7 hereof. For the avoidance of doubt, it is understood that a holder of SERIES B PREFERRED STOCK may not, absent waiver of the relevant provisions of Section 7, vote such holder’s shares of Preferred Stock on an as-converted basis with the Common Stock in excess of the beneficial ownership limitations set forth in Section 7. The Common Stock into which the SERIES B PREFERRED STOCK is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

4. Liquidation Preference.

(a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the SERIES B PREFERRED STOCK then outstanding shall participate in any such liquidation, dissolution or winding up of the Company on a parity basis with the Common Stock, on an as-if converted basis (without giving effect to the limitations set forth in Section 7 hereof).

(b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, or other acquisition type transaction shall be, at the election of a majority of the holders of the SERIES B PREFERRED STOCK, deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation that is not treated as a liquidation pursuant to this Section 4(b), the SERIES B PREFERRED STOCK shall

(c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the SERIES B PREFERRED STOCK at their respective addresses as the same shall appear on the books of the Company.

5. Conversion. The holder of SERIES B PREFERRED STOCK shall have the following conversion rights (the “Conversion Rights”):

(a) Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of SERIES B PREFERRED STOCK may, at such holder’s option, subject to the limitations set forth in Section 7 herein, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of SERIES B PREFERRED STOCK held by such person into a number of fully paid and nonassessable shares of Common Stock at a conversion rate of One Hundred (100) shares of Common Stock for each share of Preferred Stock (subject to adjustments set forth in Section 7(e) herein, the “Conversion Rate”). The Company shall keep written records of the conversion of the shares of SERIES B PREFERRED STOCK converted by each holder. A holder shall be required to deliver the original certificates representing the shares of SERIES B PREFERRED STOCK upon any conversion of the SERIES B PREFERRED STOCK as provided in Section 5(b) below.

(b) Mechanics of Voluntary Conversion. The Voluntary Conversion of SERIES B PREFERRED STOCK shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert SERIES B PREFERRED STOCK into full shares of Common Stock on any date (the “Voluntary Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to

5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”), to the Company, and (B) with respect to the conversion of shares of SERIES B PREFERRED STOCK held by any holder, such holder shall surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date, but in no event later than five (5) business days after such date, the original certificates representing the shares of SERIES B PREFERRED STOCK being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).

(ii) Company’s Response. If the Voluntary Conversion Date is after the Registration Date, upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within five (5) business days following the date of receipt by the Company of the certificate representing the shares of SERIES B PREFERRED STOCK being converted, (x) issue and deliver to the Depository Trust Company (“DTC”) account on the holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, and (y) if the certificate so surrendered represents more shares of SERIES B PREFERRED STOCK than those being converted, issue and deliver to the holder a new certificate for such number of shares of SERIES B PREFERRED STOCK represented by the surrendered certificate which were not converted. If the Voluntary Conversion Date is prior to the Registration Date, the Company may issue certificates for the number of shares of Common Stock to which the holder is entitled which shares shall bear restrictive legends unless the holder provides reasonable assurances and representations to the Company and its legal counsel, together with an acceptable opinion of counsel to the holder, that such shares of Common Stock can be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or another exemption from the registration requirements thereunder.

(iii) Intentionally Omitted.

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the SERIES B PREFERRED STOCK shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company's Failure to Timely Convert. Subject to Section 7 hereof, if within five (5) business days of the Company's receipt of the Conversion Notice (the “Share Delivery Period”) the Company shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the SERIES B PREFERRED STOCK (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue hereunder, the Company shall pay additional damages to such holder on each business day after such fifth (5th) business day that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and (B) the closing bid price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

(c) Intentionally Omitted.

(d) Intentionally Omitted.

(e) Adjustments of Conversion Rate.

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Rate shall be proportionately increased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Rate shall be proportionately decreased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs. For purposes of clarity, the Conversion Rate set forth herein on the date of filing (the “Filing Date”) of this Certificate of Designation, Rights and Preferences (this “Certificate of Designation”) reflects the one for _____ reverse split of the Common Stock effectuated on the Filing Date and no further adjustment in the Conversion Rate shall be made with respect to such reverse split of the Common Stock.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Rate shall be increased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the Conversion Rate then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately after such issuance on the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall, at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Rate shall be made and provision shall be made (by adjustments of the Conversion Rate or otherwise) so that the holders of SERIES B PREFERRED STOCK shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their SERIES B PREFERRED STOCK been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the SERIES B PREFERRED STOCK.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the SERIES B PREFERRED STOCK at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Rate shall be made and provisions shall be made so that the holder of each share of SERIES B PREFERRED STOCK shall have the right thereafter to convert such share of SERIES B PREFERRED STOCK into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of SERIES B PREFERRED STOCK might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Rate shall be made and provision shall be made so that the holder of each share of SERIES B PREFERRED STOCK shall have the right thereafter to convert such share of SERIES B PREFERRED STOCK into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from the Organic Change which the holder of such share of SERIES B PREFERRED STOCK would have received if such share of SERIES B PREFERRED STOCK had been converted prior to such Organic Change.

(vi) Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the SERIES B PREFERRED STOCK against impairment. In the event a holder shall elect to convert any shares of SERIES B PREFERRED STOCK as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, on notice, restraining and/or enjoining conversion of all or of said shares of SERIES B PREFERRED STOCK shall have been issued.

(g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate or number of shares of Common Stock issuable upon conversion of the SERIES B PREFERRED STOCK pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such SERIES B PREFERRED STOCK a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected SERIES B PREFERRED STOCK, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Rate in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such SERIES B PREFERRED STOCK. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of SERIES B PREFERRED STOCK pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following (x) being mailed by certified or registered mail, postage prepaid, return-receipt requested, or (y) delivered to an express mail delivery service such as Federal Express, with written receipt by the addressee required, in either case addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of SERIES B PREFERRED STOCK at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of SERIES B PREFERRED STOCK at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the SERIES B PREFERRED STOCK. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company, at its option, shall (i) pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date, or (ii) issue one whole share of Common Stock to the holder.

(k) Reservation of Common Stock. The Company shall, so long as any shares of SERIES B PREFERRED STOCK are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the SERIES B PREFERRED STOCK, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the SERIES B PREFERRED STOCK then outstanding (without giving effect to the limitations set forth in Section 7 hereof).

(l) Retirement of SERIES B PREFERRED STOCK. Conversion of SERIES B PREFERRED STOCK shall be deemed to have been effected on the applicable Voluntary Conversion Date. The Company shall keep written records of the conversion of the shares of SERIES B PREFERRED STOCK converted by each holder. A holder shall be required to deliver the original certificates representing the shares of SERIES B PREFERRED STOCK upon any conversion of the SERIES B PREFERRED STOCK represented by such certificates.

(m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of SERIES B PREFERRED STOCK require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6. No Redemption Rights. Except as provided in Section 5 neither the Company nor the holder has the right to have the Company redeem the SERIES B PREFERRED STOCK.

7. Conversion Restriction.

(a) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, upon and after the Registration Date (as defined below), at no time may a holder of shares of SERIES B PREFERRED STOCK convert shares of the SERIES B PREFERRED STOCK if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of SERIES B PREFERRED STOCK providing the Company with sixty-one (61) days’ notice (pursuant to Section 5(i) hereof) (the “Waiver Notice”) that such holder would like to waive Section 7(a) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of SERIES B PREFERRED STOCK, this Section 7(a) shall be of no force or effect with regard to those shares of SERIES B PREFERRED STOCK referenced in the Waiver Notice.

(b) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, upon and after the Registration Date, at no time may a holder of shares of SERIES B PREFERRED STOCK convert shares of the SERIES B PREFERRED STOCK if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of SERIES B PREFERRED STOCK providing the Company with sixty-one (61) days’ notice (pursuant to Section 5(i) hereof) that such holder would like to waive Section 7(b) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of

(c) “Registration Date” means the date on which the Common Stock is registered under Section 12(b) or Section 12(g) of the Exchange Act or the Company shall have any obligation to file periodic reports under Section 15(d) of the Exchange Act.

8. Inability to Fully Convert.

(a) Holder’s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Conversion Notice, subject to Section 7 hereof, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, from issuing all of the Common Stock which is to be issued to a holder of SERIES B PREFERRED STOCK pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder’s Conversion Notice and with respect to the unconverted SERIES B PREFERRED STOCK (the “Unconverted Preferred Stock”) the holder, solely at such holder’s option, can elect, at any time after receipt of notice from the Company that there is Unconverted Preferred Stock, to void the holder’s Conversion Notice as to the number of shares of Common Stock the Company is unable to issue and retain or have returned, as the case may be, the certificates for the shares of the Unconverted Preferred Stock. In the event a Holder shall elect to convert any shares of SERIES B PREFERRED STOCK as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or any of said shares of SERIES B PREFERRED STOCK shall have issued.

(b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to a holder of SERIES B PREFERRED STOCK, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice and (ii) the number of shares of SERIES B PREFERRED STOCK which cannot be converted.

6.      Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-seven percent (67%) of the then outstanding shares of SERIES B PREFERRED STOCK, shall be required for any change to this Certificate of Designation or the Company’s Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the SERIES B PREFERRED STOCK.

7.      Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of SERIES B PREFERRED STOCK, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date.

8.      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the SERIES B PREFERRED STOCK and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the SERIES B PREFERRED STOCK shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

9.      Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

10.	Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of SERIES B PREFERRED STOCK in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

CB SCIENTIFIC, INC.

By: _______________________________ Name: Title:

EXHIBIT A CB SCIENTIFIC, INC. CONVERSION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights of the SERIES B PREFERRED STOCK of CB SCIENTIFIC, INC. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of SERIES B PREFERRED STOCK, par value $.001 per share (the “Preferred Shares”), of CB SCIENTIFIC, INC., a Oregon corporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

The Common Stock have been sold: YES ____ NO____

Please confirm the following information:

Conversion Rate:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number: